Exhibit 21.0
SUBSIDIARIES AND AFFILIATES

Company		Ownership Interest
ABU GmbH	Germany	24.8%
A M Rail Group Limited	UK	100%
A M Signalling Design Limited	UK	100%
Annax GmbH	Germany	100%
Annax Scheiz AG	Switzerland	100%
Annax (Suzhou) Rail Systems Co., Ltd.	China	100%
Ateliers Hubert Gerken S.A.	Belgium	100%
Austbreck Pty, Ltd.	Australia	100%
Barber Steel Foundry Corp.	Delaware	100%
Bearward Engineering Limited	UK	100%
Becorit GmbH	Germany	100%
Bloom China LLC	Delaware	100%
Bloom Combustion India Pvt Ltd.	India	100%
Bloom Combustions (Shanghai) Co. Ltd	China	100%
Bloom Engineering (Europa) GmbH	Germany	100%
Bloom Engineering Company, Inc.	Pennsylvania	100%
Bloom Engineering Holdings, Inc.	Delaware	100%
Brecknell Willis & Co., Ltd.	UK	100%
Cambridge Forming and Cutting Ltd.	Canada	100%
Changzhou CRRC Wabtec Diesel Engine Company Limited	China	50%
CoFren S.A.S.	France	100%
CoFren S.r.l.	Italy	100%
Datong Faiveley Railway Vehicle Equipment Co. Ltd.	China	50%
Deptol Limited	Ireland	100%
Durox Company	Ohio	100%
East Erie Commercial Railroad	Pennsylvania	100%
E-Carbon Asia Sdn. Bhd.	Malaysia	50%
E-Carbon S.A.	Belgium	100%
Evand Pty Ltd.	Australia	100%
Faiveley Transport Asia Pacific Ltd.	Hong Kong	100%
Faiveley Transport Australia Ltd.	Australia	100%
Faiveley Transport Birkenhead Ltd.	UK	100%
Faiveley Transport Canada Inc.	Canada	100%
Faiveley Transport Czech a.s.	Czech Republic	100%
Faiveley Transport Chile SpA.	Chile	100%
Faiveley Transport Far East Ltd.	Hong Kong	100%
Faiveley Transport Holding Gmbh & co. KG	Germany	100%
Faiveley Transport Iberica SA	Spain	100%
Faiveley Transport Italia Spa	Italy	100%
Faiveley Transport Korea Ltd.	Korea	100%
Faiveley Transport Metro Technology Shanghai Co. Ltd.	China	100%
Faiveley Transport Metro Technology Taiwan Ltd.	Taiwan	100%
Faiveley Transport Metro Technology Thailand Co. Ltd.	Thailand	100%
Faiveley Transport North America Inc.	New York	100%
Faiveley Transport Plezn s.r.o.	Czech Republic	100%
Faiveley Transport Polska zoo	Poland	100%
Faiveley Transport Rail Technologies India Private Limited	India	100%
Faiveley Transport Railway Trading Co. Ltd.	China	100%

Faiveley Transport SAS	France	100%
Faiveley Transport Schwab AG	Switzerland	100%
Faiveley Transport Schweiz AG	Switzerland	100%
Faiveley Transport Service Maroc	Morocco	100%
Faiveley Transport Systems Technology (Beijing) Co. Ltd.	China	100%
Faiveley Transport Tamworth Ltd.	UK	100%
Faiveley Transport Tours	France	100%
Faiveley Transport USA Inc	South Carolina	100%
Fanox Electronic, S.L.	Spain	100%
Fanox Middle East Industrial Company	Saudi Arabia	100%
F.I.P. Pty Ltd.	Australia	100%
FIP Brakes South Africa (Proprietary) Limited	South Africa	100%
Fandstan Electric Group, Ltd.	UK	100%
Fandstan Electric, Ltd.	UK	100%
F.T.M.T. Singapore Pte Ltd.	Singapore	100%
Gerken Group S.A.	Belgium	100%
Gerken SAS	France	100%
GE Transportation, A Wabtec Company	Delaware	100%
Graham White Manufacturing Company	Virginia	100%
Huatie Wabtec Faiveley (Qingdao) Transport Equipment Co., Ltd.	China	49%
Hunan Times Wabtec Transportation Equipment Co., Ltd.	China	50%
Industrea Chile S.A.	Chile	100%
Industrea Hong Kong YL Limited	Hong Kong	100%
Industrea Mining Equipment Pty Ltd.	Australia	100%
Industrea Mining Technology Pty Ltd.	Australia	100%
Industrea Pty Ltd.	Australia	100%
Industrea Wadam Pty Ltd.	Australia	100%
Jiaxiang HK Smart Technology Co. Ltd.	Hong Kong	100%
JSC Lokomotiv Kurastyru Zauyty	Kazakhstan	100%
Karbometline s.r.o.	Slovakia	100%
Keelex 351 Limited	UK	100%
Komatsu Wabtec Mining Systems, LLC	Delaware	50%
Kompozitum s.r.o.	Slovakia	100%
L&M Industrial Radiators Sudamérica SpA.	Chile	100%
L & M Radiator, Inc.	Minnesota	100%
L & M Radiator PTY LTD.	Australia	100%
L&M Radiator, Ltd.	Canada	100%
LH Group Services Limited	UK	100%
Limited Liability Company Transportation Ukraine	Ukraine	100%
Locomotive Manufacturing and Services, S.A. de C.V.	Mexico	100%
Longwood Elastomers, S.A.	Spain	100%
Longwood Engineered Products, Inc.	Delaware	100%
Longwood International, Inc.	Delaware	100%
LWI Elastomers International, S.L.	Spain	100%
LWI International B.V.	Netherlands	100%
Medagao (Suzhou) Rubber-Metal Components Co., Ltd.	China	100%
Melett (Changzhou) Precision Machinery Co. Limited	China	100%
Melett Limited	UK	100%
Melett North America, Inc.	Tennessee	100%
Melett Polska Spolka z Ograniczona odpowiedzialnoscia	Poland	100%

Merz Industrietechnik GmbH	Austria	100%
Metalocaucho, S.L.	Spain	100%
Mors Smitt France S.A.S.	France	100%
Mors Smitt Holding S.A.S.	Netherlands	100%
Mors Smitt Technologies, Inc.	Connecticut	100%
Mors Smitt UK Ltd.	UK	100%
MorsSmitt Asia, Ltd.	Hong Kong	100%
MotivePower, LLC	Delaware	100%
MTC India Rubber Metal Components Private Limited	India	100%
Napier Turbochargers Australia Pty Ltd.	Australia	100%
Napier Turbochargers Limited	UK	100%
Nordco Enterprises, Inc.	Delaware	100%
Nordco Holding Company	Delaware	100%
Nordco Holdings Inc.	Delaware	100%
Nordco Inc.	Delaware	100%
Nordco Rail Services, LLC	Connecticut	100%
Nowe GmbH	Germany	100%
o.o.o. Faiveley Transport	Russia	100%
Orion Engineering Ltd.	China	100%
Pantrac GmbH	Germany	100%
Parts Supply Limited	England	100%
Poli S.r.l.	Italy	100%
Powerhouse Engine Solutions Holding GmbH	Switzerland	100%
Powerhouse Engine Solutions Switzerland IP Holdings GmbH	Switzerland	100%
Pride Bodies Ltd.	Canada	100%
PT Transportation Solutions Indonesia	Indonesia	100%
Qingdao Faiveley Sri Rail Brake Co. Ltd.	China	50%
Railcar Management, LLC	Georgia	100%
Railroad Controls Construction, Inc.	Texas	100%
Railroad Friction Products Corporation	Delaware	100%
RCLP Acquisition LLC	Texas	100%
Relay Monitoring Systems Pty Ltd.	Australia	100%
Relco Land Holdings of Cedar Rapids, LLC	Iowa	100%
Relco Locomotives, Inc	Illinois	100%
RFPC Holding Corp.	Delaware	100%
Ricon Corp.	California	100%
SAB Wabco (Investments) Ltd.	UK	100%
SAB Wabco UK Ltd.	UK	100%
SCT Europe Ltd.	UK	100%
SCT Technology LLC	Delaware	100%
Shenyang Wabtec Railway Brake Technology Company, Ltd.	China	50%
Shijiazhuang Jiaxiang Precision Machinery Co. Ltd.	China	100%
ShipXpress Technologies (Private) Limited	Sri Lanka	100%
Shuttlewagon, Inc.	Delaware	100%
Speer Carbon Company, LLC	Pennsylvania	20%
Standard Car Truck-Asia, Inc.	China	100%
Stemmann Polska SP Zoo	Poland	100%
Stemmann-Technik GmbH	Germany	100%
Stemmann-Technik Hong Kong Company Limited	China	100%
Tehnika Pty Ltd	Australia	100%

Transportation Eastern Europe S.r.l.	Moldova	100%
Transportation Global Egypt L.L.C.	Egypt	100%
Transportation Global LLC	Delaware	100%
Transportation Holdings UK Limited	UK	100%
Transportation IP Holdings, LLC	Delaware	100%
Transportation Kazakhstan Limited Liability Partnership	Kazakhstan	100%
Transportation Poland sp. z o.o	Poland	100%
Transportation Rus Limited Liability Company	Russia	100%
Transportation Services and Technologies Nigeria Ltd.	Nigeria	100%
Transportation Systems and Services Cameroon Ltd.	Cameroon	100%
Transportation Systems Pakistan (Private) Limited	Pakistan	100%
Transportation Systems Services Operations Inc.	Nevada	100%
TransTech of South Carolina, Inc.	Delaware	100%
TRSP Systems and Services Kenya Ltd.	Kenya	100%
TRSP Systems (Malaysia) SDN. BHD	Malaysia	100%
Turbonetics Holdings, Inc.	Delaware	100%
Vapor Ricon Europe Ltd.	UK	100%
Wabtec Australia Pty. Limited	Australia	100%
Wabtec (Beijing) Investment Co. Ltd.	China	100%
Wabtec Brasil Fabricacao e Manutencao de Equipamentos Ltda.	Brazil	100%
Wabtec Components LLC	Delaware	100%
Wabtec Corporation	New York	100%
Wabtec Canada, Inc.	Canada	100%
Wabtec China Friction Holding Limited	China	100%
Wabtec China Rail Products & Services Holding Limited	China	100%
Wabtec Control Systems Pty Ltd.	Australia	100%
Wabtec de Mexico, S. de R.L. de C.V.	Mexico	100%
Wabtec Economic and Trading (Shanghai) Co., Ltd.	China	100%
Wabtec Egypt for Commercial Agencies	Egypt	100%
Wabtec Faiveley Nordic AB	Sweden	100%
Wabtec Faiveley Rayli Sistemleri Ltd. Sti	Turkey	100%
Wabtec Faiveley Turkey Ulaşım Sistemleri ve Hizmetleri AŞ	Turkey	100%
Wabtec France S.A.S.	France	100%
Wabtec FRG GmbH	Germany	100%
Wabtec FRG Holdings GmbH & Co. KG	Germany	100%
Wabtec Finance LLC	Delaware	100%
Wabtec Germany GmbH	Germany	100%
Wabtec Greenville Real Estate LLC	South Carolina	100%
Wabtec Guinea Simandou - SARLU	Guinea	100%
Wabtec Hauts-de-France	France	100%
Wabtec Holding LLC	Delaware	100%
Wabtec Holdings South Africa (Pty) Ltd.	South Africa	75%
Wabtec India Industrial Private Limited	India	100%
Wabtec International, Inc.	Delaware	100%
Wabtec Locomotive Private Limited	India	75%
Wabtec Manufacturing, LLC	Delaware	100%
Wabtec Manufacturing Mexico S. de R.L. de C.V.	Mexico	100%
Wabtec Manufacturing Solutions, LLC	Delaware	100%
Wabtec Mozambique Limitada	Mozambique	100%
Wabtec MZT AD Skopje	Macedonia	87%

Wabtec Poland Sp. z.o.o.	Poland	100%
Wabtec Netherlands B.V.	Netherlands	100%
Wabtec Netherlands Holdings B.V.	Netherlands	100%
Wabtec Railway Electronics Corporation	Canada	100%
Wabtec Railway Electronics Holdings, LLC	Delaware	100%
Wabtec Railway Electronics Manufacturing, Inc.	Delaware	100%
Wabtec Railway Electronics, Inc.	Delaware	100%
Wabtec Receivables LLC	Delaware	100%
Wabtec (Shijiazhuang) Mining Equipment Co., Ltd.	China	100%
Wabtec South Africa Proprietary Limited	South Africa	100%
Wabtec South Africa Technologies (Pty) Ltd.	South Africa	100%
Wabtec Texmaco Rail Private Limited	India	60%
Wabtec (Tianjin) Electrification Technology Co., Ltd.	China	100%
Wabtec Transportation Canada Inc.	Canada	100%
Wabtec Transportation Egypt Services LLC	Egypt	100%
Wabtec Transportation Engines Holding B.V.	Netherlands	100%
Wabtec Transportation Global Holdings, LLC	Delaware	100%
Wabtec Transportation GmbH	Germany	100%
Wabtec Transportation Group Holdings Pty Ltd.	Australia	100%
Wabtec Transportation Netherlands B.V.	Netherlands	100%
Wabtec Transportation Netherlands Holdings B.V.	Netherlands	100%
Wabtec Transportation Systems Co. Ltd.	China	100%
Wabtec Transportation Systems Limited	England	100%
Wabtec Transportation Systems, LLC	Delaware	100%
Wabtec UK Holdings Limited	England	100%
Wabtec UK Investments Limited	England	100%
Wabtec UK Limited	UK	100%
Wabtec US Rail, Inc.	Delaware	100%
Wabtec-UWC Ltd.	Cyprus	51%
Westinghouse Air Brake Technologies Corporation Political Action Committee	Delaware	100%
Westinghouse Railway Holdings (Canada) Inc.	Canada	100%
Xorail, Inc.	Florida	100%
Zhongshan MorsSmitt Relay Ltd.	China	100%